Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
And Corporate Secretary
(843) 529-5931 / (843) 729-7005

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
FOURTH QUARTER EARNINGS CONFERENCE CALL

Charleston, South Carolina (October 3, 2008) -- First Financial Holdings, Inc. (NASDAQ GSM: FFCH) announced today that the company will host a conference call for institutional investors and bank analysts on Friday, October 24, 2008 at 2:00 p.m. Eastern Daylight Saving Time to discuss its financial results.  The conference call will coincide with the news release announcing fiscal fourth quarter and year end earnings which will be distributed prior to the market open on Friday, October 24, 2008.

A live webcast of the presentation will be available at www.firstfinancialholdings.com. Additionally, the webcast will be recorded and available until January 30, 2009.

First Financial is the thrift holding company of First Federal Savings and Loan Association of Charleston. The Association offers banking and trust services through 57 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.